JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: /s/ Blair Flicker Name: Blair Flicker Title: Attorney-in-Fact	Date: 7/13/2020
INSIGHT VENTURE ASSOCIATES IX, LTD. By: /s/ Blair Flicker Name: Blair Flicker Title: Authorized Officer	Date: 7/13/2020
INSIGHT VENTURE ASSOCIATES IX, L.P. By: Insight Venture Associates IX, Ltd., its general partner By: /s/ Blair Flicker Name: Blair Flicker Title: Authorized Officer	Date: 7/13/2020
INSIGHT VENTURE PARTNERS IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd. its general partner

By:                          /s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Officer

Date: 7/13/2020
INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd. its general partner

By:                          /s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Officer

Date: 7/13/2020
INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd., its general partner

By:                          /s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Officer

Date: 7/13/2020
INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd., its general partner

By:                          /s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Officer

Date: 7/13/2020